SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2006

UNITED BANCSHARES, INC.

(Exact name of Registrant as specified in its Charter)

Ohio	000-29283	34-1516518
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)
100 S. High Street, Columbus Grove, Ohio	45830-1241
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:		(419) 659-2141

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On January 26, 2006, United Bancshares, Inc. issued an earnings release announcing its financial results for the quarter and year ended December 31, 2005 and that the Board of Directors declared a dividend of $0.13 per share.  A copy of the earnings release (Exhibit 99.1) and unaudited financial information (Exhibit 99.2) are attached.

The information in this Item 2.02, including Exhibit 99.1 and Exhibit 99.2 furnished herewith, is being furnished and shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that Section, nor shall such information be deemed to be incorporated by reference in any registration statement or other document filed under the Securities Act of 1933 or the Exchange Act, except as otherwise stated in such filing.

Item 7.01. Regulation FD Disclosure.

On January 26, 2006, United Bancshares, Inc. issued an earnings release announcing its financial results for the quarter and year ended December 31, 2005 and that the Board of Directors declared a dividend of $0.13 per share.  A copy of the earnings release (Exhibit 99.1) and unaudited financial information (Exhibit 99.2) are attached.

The information in this Item 7.01, including Exhibit 99.1 and Exhibit 99.2 furnished herewith, is being furnished and shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that Section, nor shall such information be deemed to be incorporated by reference in any registration statement or other document filed under the Securities Act of 1933 or the Exchange Act, except as otherwise stated in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Release dated January 26, 2006
99.2	Unaudited Financial Information

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

United Bancshares, Inc.

Date: January 26, 2006	By: _/s/ Brian D. Young_________________
Brian D. Young CFO

Exhibit 99.1

On January 26, 2006, United Bancshares, Inc. issued the following release:

United Bancshares, Inc. (Nasdaq: UBOH – news), a bank holding company headquartered in Columbus Grove, Ohio with consolidated assets of $536 million, today announced fourth quarter and year end 2005 operating results and that the Board of Directors declared a dividend of $0.13 per share to shareholders of record on February 28, 2006, payable on March 15, 2006.   The declared quarterly dividend is an 8.3% increase over the Corporation’s December 15, 2005 quarterly dividend of $0.12 per share.

For the quarter ended December 31, 2005, United Bancshares, Inc. reported net income of $1,260,000, or $0.35 basic earnings per share.  This compares to fourth quarter 2004 net income of $383,000, or $0.10 basic earnings per share.  Compared with the same period in 2004, fourth quarter 2005 net income increased $877,000 or 229.0%.  The net income increase was the result of decreases in non-interest expenses of $1,555,000 and provision for loan losses of $202,000, offset by decreases in net interest income and non-interest income of $317,000 and $187,000, respectively, and an increase in the provision for income taxes of $380,000.  Included in the results for the quarter ended December 31, 2004 were one-time expenses relating to a payment to the Corporation’s former Chief Executive Officer of approximately $653,000 and a $597,000 expense as the result of October 2004 Board approval of the use of pyramiding for the exercise of the Corporation’s remaining stock options.  These expenses had the effect of reducing net income $825,000 ($0.23 per share) for the quarter and year ended December 31, 2004.

Net income for the year ended December 31, 2005, totaled $4,622,000, or $1.26 basic earnings per share compared to net income of $3,088,000, or $0.84 basic earnings per share for 2004.  Net income for the year ended December 31, 2005 increased $1,534,000, 49.7%, over 2004.  The increase in net income for the year was largely the result of an increase of $1,427,000 in net interest income and a decrease of $1,311,000 in non-interest expenses.  These improvements were offset by increases in provision for loan losses of $35,000 and the provision for income taxes of $757,000, and a decrease of $412,000 in non-interest income.

Net interest income was $4,517,000 in the fourth quarter of 2005 compared to $4,834,000 for the same period of 2004, a $317,000 (6.6%) decrease.  Net interest income was $18,078,000 for the year ended December 31, 2005 compared to $16,651,000 for 2004, a $1,427,000 (8.6%) increase.

For the year ended December 31, 2005, the Corporation’s efficiency ratio was 66.12% compared to 76.82% for 2004.  Return on average assets for the year ended December 31, 2005 was 0.84% compared to 0.59% for 2004.  Return on average equity for the year ended December 31, 2005 was 10.46% compared to 7.14% for 2004.

United Bancshares, Inc. is a locally owned and operated holding company of The Union Bank Company which serves Allen, Putnam, Sandusky, Van Wert and Wood Counties, with office locations in Bowling Green, Columbus Grove, Delphos, Gibsonburg, Kalida, Leipsic, Lima, Ottawa, and Pemberville.

This release may contain certain forward-looking statements that are provided to assist in the understanding of anticipated future financial performance.  However, such performance involves risk and uncertainties that may cause actual results to differ materially.  Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to, the strength of the local economies in which operations are conducted, the effects of and changes in policies and laws of regulatory agencies, inflation, and interest rates.  For further discussion of certain factors that may cause such forward-looking statements to differ materially from actual results, refer to the 2004 Form 10-K.

Exhibit 99.2

United Bancshares, Inc.

Quarterly Report

December 31, 2005

Dear Shareholders, Customers and Employees,

The management of United is pleased to report that the Company’s net income for 2005 was $4.6 million ($1.26 per share) compared to $3.1 million ($0.84 per share) for 2004, a $1.5 million (49.7%) increase.  It is important to note that there were several one-time expenses in the fourth quarter of 2004, which reduced net income approximately $825,000 ($0.23 per share).  Taking these one-time charges into consideration, the Company’s 2005 net income still increased approximately $709,000 (18.1% or $0.19 per share) over 2004.

In 2005 United reported quarterly earnings of $0.29, $0.31, $0.31, and $0.35, respectively.  The Company’s improved earnings enabled the Company’s Board of Directors to increase its annual dividend from $0.44 per share in 2004 to $0.48 per share in 2005, a 9.1% increase.  Additionally the Board of Directors approved a dividend for the first quarter of 2006 of $0.13 per share up from the previous $0.12 per share, an 8.3% increase.

Management is pleased with the 2005 results, and is looking forward to the challenges of 2006.  You can be assured that we will continue to work hard to achieve the desired results for our shareholders and customers.

Respectfully,

Daniel W. Schutt

President & CEO

United Bancshares, Inc.

and Subsidiary

Financial Information (unaudited)	For the year ended December 31, 2005	For the year ended December 31, 2004
(dollars in thousands, except share data)

CONDENSED STATEMENT OF INCOME
Interest income	$30,058	$26,985
Interest expense	11,980	10,334
Net interest income	18,078	16,651
Provision for loan losses	612	577
Net interest income after provision for loan losses	17,466	16,074
Non-interest income	2,611	3,023
Non-interest expenses	14,222	15,533
Income before income taxes	5,855	3,564
Provision for income taxes	1,233	476
Net income	$ 4,622 ======	$ 3,088 ======

Average common shares outstanding	3,674,352	3,670,981

PER COMMON SHARE
Net income	$1.26	$0.84
Cash dividends	$0.48	$0.44
Book value	$12.09	$11.99
Closing price	$16.20	$17.59

FINANCIAL RATIOS
Return on average assets	0.84%	0.59%
Return on average equity	10.46%	7.14%
Net interest margin	3.67%	3.59%
Efficiency ratio	66.12%	76.82%
Loans to deposits	86.86%	82.91%
Allowance for loan losses to loans	0.82%	0.90%
Cash dividends to net income	38.08%	52.36%

PERIOD END BALANCES
	As of December 31, 2005	As of December 31, 2004

Assets	$536,209	$559,323
Loans	$309,565	$305,790
Deposits	$356,921	$369,767
Shareholders’ equity	$43,793	$44,229

Common shares outstanding	3,621,449	3,688,981

DIRECTORS/OFFICERS

UNITED BANCSHARES, INC.

Robert L. Benroth

H. Edward Rigel

Robert L. Dillhoff

David P. Roach

Joe S. Edwards, Jr.

R. Steven Unverferth

P. Douglas Harter

James N. Reynolds— Chairman

Daniel W. Schutt—President/CEO

Bonita R. Selhorst—Secretary

Brian D. Young—CFO/Executive V.P./Treasurer

DIRECTORS

THE UNION BANK CO.

Robert L. Benroth

William R. Perry

Robert L. Dillhoff

James N. Reynolds

Joe S. Edwards, Jr.

H. Edward Rigel

P. Douglas Harter

David P. Roach

Herbert H. Huffman

Robert M. Schulte, Sr.

Kevin L. Lammon

R. Steven Unverferth

James A.O’Neill, M.D.

Daniel W. Schutt—President/CEO/Chairman

INVESTOR MATERIALS:

Annual and quarterly shareholder reports, regulatory filings, press releases, and articles about The Union Bank Company are available in the Shareholder Information section of our website www.theubank.com or by calling 1-800-837-8111.

Office

Locations

Bowling Green

1204 W. Wooster St.

419-353-6088

Columbus Grove

100 S. High St.

419-659-2141

Delphos

114 E. 3rd St.

419-692-2010

Gibsonburg

230 W. Madison St.

419-637-2124

Kalida

110 E. North St.

419-532-3366

Leipsic

318 S. Belmore St.

419-943-2171

Lima—Downtown

215 W. Market St.

419-228-2114

Lima—East

1410 Bellefontaine Ave.

419-229-6500

Lima—West

3211 Elida Rd.

419-331-3211

Ottawa

245 W. Main St.

419-523-2265

Pemberville

132 E. Front St.

419-287-3211